UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2020

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 15, 2020, Liberty Broadband Corporation (“Liberty Broadband”) stockholders approved each proposal relating to the proposed acquisition of GCI Liberty, Inc. (“GCI Liberty”) by Liberty Broadband in a stock-for-stock merger (the “Combination”) that was considered at its virtual special meeting of stockholders (the “Special Meeting”). Specifically, the following proposals were considered and approved by the stockholders of Liberty Broadband: (a) the adoption of the Merger Agreement (the “Liberty Broadband Merger Proposal”); (b) the issuance of shares of Liberty Broadband Series C common stock, Liberty Broadband Series B common stock and Liberty Broadband Series A Cumulative Redeemable Preferred Stock to GCI Liberty stockholders in connection with the Combination contemplated by the Merger Agreement (the “Share Issuance Proposal”); and (c) the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Liberty Broadband Merger Proposal or the Share Issuance Proposal if there were insufficient votes at the time of such adjournment to approve the Liberty Broadband Merger Proposal or the Share Issuance Proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “Liberty Broadband Adjournment Proposal”). Liberty Broadband expects the Combination to close on December 18, 2020.

Approval of the Liberty Broadband Merger Proposal required the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock outstanding and entitled to vote on the proposal at the Special Meeting, voting together as a single class, excluding all outstanding shares beneficially owned, directly or indirectly, by GCI Liberty and its subsidiaries, Mr. John C. Malone, the Chairman of the Board of Directors of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Malone (collectively, the “Malone Group”), Mr. Gregory B. Maffei, a director and the President and Chief Executive Officer of Liberty Broadband and GCI Liberty, and certain affiliated persons of Mr. Maffei (collectively, the “Maffei Group”), each of the affiliates of the Malone Group or the Maffei Group, the directors of Liberty Broadband and GCI Liberty, the Liberty Broadband Section 16 officers, the GCI Liberty Section 16 officers or immediate family members of any of the foregoing (collectively, the “Excluded Parties”) (the “MoM vote approval standard”).

Approval of each of the Share Issuance Proposal and the Liberty Broadband Adjournment Proposal required the affirmative vote of the holders of a majority of the aggregate voting power of the shares of Liberty Broadband common stock that were present in person via the Internet or represented by proxy at the Special Meeting and entitled to vote on the proposal at the Special Meeting, voting together as a single class.

As of 5:00 p.m., New York City time, on October 20, 2020, the record date for the Special Meeting, there were 26,495,183 shares of Liberty Broadband Series A common stock, par value $0.01 per share (the “Liberty Broadband Series A common stock”), and 2,451,119 shares of Liberty Broadband Series B common stock, par value $0.01 per share (the “Liberty Broadband Series B common stock”), in each case, outstanding and entitled to vote at the Special Meeting. Excluding shares beneficially owned, directly or indirectly, by the Excluded Parties, the aggregate shares outstanding and entitled to vote at the Special Meeting on the Liberty Broadband Merger Proposal represented 25,455,449 votes.

The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. Liberty Broadband Merger Proposal (excluding shares held by the Excluded Parties)

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,070,316	69,682	14,321	–

Accordingly, the Liberty Broadband Merger Proposal was approved under the MoM vote approval standard.

2. Share Issuance Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,457,374	93,038	14,729	–

Accordingly, the Share Issuance Proposal was approved.

3. Liberty Broadband Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,774,001	775,432	15,708	–

Accordingly, the Liberty Broadband Adjournment Proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2020

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President